Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. §1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Basic Earth Science Systems, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2008 to be filed with the Securities and Exchange Commission on November 14, 2008 (the “Report”), I, Ray Singleton, as President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By: /s/ Ray Singleton	November 14, 2008

Ray Singleton, President and
Chief Executive Officer